Exhibit 23.1

Consent of Lee Keeling and Associates, Inc. — Independent Petroleum Engineers

               We consent to the reference to our firm and to the reference to our “Appraisal of Oil and Gas Properties dated January 1, 2005” in the Annual Report (Form 10-KSB), of Arena Resources, Inc, as amended by Amendment No. 1 thereto.

Lee Keeling and Associates, Inc.
Tulsa, Oklahoma
October 14, 2005